APPENDIX A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Funds
Core Bond Portfolio Diversified Large Cap Growth Portfolio Emerging Growth Portfolio Inflation-Protected Bond Portfolio[1] Short-Term Investment Portfolio

Most recent annual approval by the Board of Trustees:  June 1, 2014

Appendix A amended:  August 13, 2014

1. On August 13, 2014 the Board of Wells Fargo Master Trust approved the name change of the Inflation-Protected Bond Portfolio to the Real Return Portfolio effective on or about December 1, 2014.

SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

AMENDED AND RESTATED FEE AGREEMENT

WELLS FARGO MASTER TRUST

            This amended and restated fee agreement is made as of the 31st day of March, 2001, and is amended as of the 13th day of August, 2014, by and between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”) and

            WHEREAS, the parties and Wells Fargo Master Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Schedule A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”).

            WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

            NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates listed for each Fund listed in Appendix A.

Name of Fund	Sub-Advisory Rate
Core Bond Portfolio	First 100M Next 200M Next 200M Over 500M	0.20% 0.175% 0.15% 0.10%
Diversified Large Cap Growth Portfolio	First 100M Next 200M Next 500M Over 800M	0.30% 0.275% 0.25% 0.20%
Emerging Growth Portfolio	First 100M Next 100M Over 200M	0.55% 0.50% 0.40%
Inflation-Protected Bond Portfolio[1]	First 100M Next 200M Next 200M Over 500M	0.20% 0.175% 0.15% 0.10%
Short-Term Investment Portfolio	First 1B Next 2B Next 3B Over 6B	0.05% 0.03% 0.02% 0.01%

Most recent annual approval by the Board of Trustees:  June 1, 2014

Schedule A amended:  August 13, 2014

1. On August 13, 2014 the Board of Wells Fargo Master Trust approved the name change of the Inflation-Protected Bond Portfolio to the Real Return Portfolio effective on or about December 1, 2014.

The foregoing fee schedule is agreed to as of August 13, 2014 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By:

       Aldo Ceccarelli

       Senior Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By:

      Karen Norton

      Chief Operating Officer